EXHIBIT 1.01

Cryoport, Inc.
Conflict Minerals Report
for the Year Ended December 31, 2024

This report for the year ended December 31, 2024 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of such products. Conflict minerals are defined as tantalum (columbite-tantalite), tin (cassiterite), tungsten (wolframite), and gold (“3TG”), or their derivatives, which are limited to tin, tantalum, and tungsten. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether they fund armed conflict. References in this report to 3TG will mean the minerals tantalum, tin, tungsten and gold.

If any conflict minerals are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a reasonable country of origin inquiry (“RCOI”) regarding those conflict minerals that is reasonably designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or are from recycled or scrap sources.

If, based on its RCOI, a registrant determines that the necessary conflict minerals in its products did not originate in the Covered Countries, or came from recycled or scrap sources, or if it has no reason to believe that its necessary conflict minerals may have originated in a Covered Country, or reasonably believes that if its necessary conflict minerals did come from recycled or scrap sources, it must submit a Form SD that describes the determination and the RCOI that it completed.

If, on the other hand, based on its RCOI, the registrant knows that any of its necessary conflict minerals originated in the Covered Countries and are not from recycled or scrap sources, or has reason to believe that its necessary conflict minerals may have originated in the Covered Countries and may not be from recycled or scrap sources, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody. As long as a registrant is covered by the Rule, it must annually file with the SEC a Form SD that describes its RCOI, and if applicable, a Conflict Minerals Report, that includes a description of its due diligence measures.

An audit is not required for this Conflict Minerals Report for the calendar year 2024.

Company Overview

This report has been prepared by Cryoport, Inc., a Nevada corporation (herein referred to as “Cryoport”, the “Company”, “we”, “us”, or “our”). The information includes the activities of all majority-owned subsidiaries that are required to be consolidated. It does not include the activities of entities that are not required to be consolidated.

Cryoport is a life sciences services company that is an integral part of the temperature-controlled supply chain supporting the biopharma, reproductive medicine, and animal health markets. We are redefining logistics for the life sciences industry by providing a unique platform of critical solutions including highly differentiated temperature-controlled supply chain solutions, which include advanced packaging, informatics, specialty logistics services, and biostorage services. Through our products, services and expertise, we enable our clients to ship, store. and deliver cellular-based materials and drug products, as well as other life sciences commodities in a precise, defined temperature-controlled state.

Cryoport’s advanced platform, comprised of comprehensive and technology-centric systems and solutions, is designed to support the global high-volume distribution of commercial biologic and cell-based products and therapies regulated by the United States Food and Drug Administration (“FDA”) and other international regulatory bodies for distribution in the Americas, EMEA (Europe, the Middle East, and Africa) and APAC (Asia-Pacific) regions. Cryoport’s solutions are also designed to support pre-clinical and clinical trials, Biologics License Applications (“BLA”), Investigational New Drug Applications (“IND”), New Drug Applications (“NDA”), and Commercialized Products with the FDA, as well as global clinical trials and commercialized products initiated in other countries, where strict regulatory compliance and quality assurance is mandated. Our industry standard setting Chain of ComplianceTM solutions, which include vital analytics, such as “chain-of-condition” and “chain-of-custody” information in a single data stream, empower our clients’ continuous vigilance over their respective commodities. In addition, our Chain of ComplianceTM standard ensures full traceability of all equipment used and processes employed, further supporting each client’s goal of minimizing risk and maximizing success of their respective biologics or other products and therapies as they are introduced into the global markets.

Supply Chain

The raw materials we use in manufacturing our products include aluminum products (including sheets, bars, plate and piping), stainless steel products (including sheets, plates, heads and piping), palladium oxide, carbon steel products (including sheets, plates and heads), valves, and gauges and fabricated metal components, computer chips and other electronic components. Our primary products include stainless steel and aluminum cryogenic storage vessels, dewars, and freezers. We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us - including sources of 3TG that are supplied to them from lower tier suppliers. Our existing arrangements with some of our suppliers do not allow us to unilaterally impose new contract terms and flow-down requirements. As discussed further below, as we enter into new supplier relationships and new contracts with existing suppliers, we are in the process of implementing requirements that suppliers provide information about the source of conflict minerals and smelters that process the conflict minerals in the products they supply to us.

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify the origin of all 3TG in our products or to determine whether they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. However, described below is our due diligence process and other measures we have taken to meet the reporting requirements of the Rule.

Reasonable Country of Origin Inquiry

We determined that 3TG are contained in some of our products or components used in our products. Therefore, for the reporting period from January 1 to December 31, 2024, we conducted a RCOI which was reasonably designed to determine whether any of the necessary 3TG contained in our products originated or may have originated in Covered Countries.

To conduct our RCOI, we engaged with our suppliers and made inquiries to those suppliers about the source of our necessary 3TG minerals and the smelters or refiners used to process those 3TG minerals. In our supplier engagement, we requested information about their supply chain and about the source and country of origin of the 3TG which they supplied to us. Because we do not have direct relationships with smelters or refiners in our supply chain, we asked our suppliers to engage with their own suppliers to gather the requested information.

In designing our processes to comply with the Rule, we determined that because of the complexities of our supply chain and limitations on our ability to track all the materials supplied and incorporated into all of our products, it remains impracticable for us to isolate suppliers by product. Accordingly, we determined that a reasonable approach would be to conduct a survey of suppliers who supplied above a minimum dollar threshold of components or other material goods to us. As a result, we surveyed 21 direct suppliers for components and material goods, which represented approximately 81% of our total spend on materials in 2024.

We received responses from approximately 100% of our surveyed suppliers. Because of the complexities of our supply chain and the fact that we did not receive detailed information from some of our surveyed suppliers, we are unable to determine the origin of all of the 3TG in our products and therefore cannot exclude the possibility that a percentage may have originated in the Covered Countries. For that reason, we conducted due diligence on the source and chain of custody of the necessary 3TG minerals in our products and we are accordingly submitting this Conflict Minerals Report as an Exhibit to our Form SD.

Due Diligence Process

Due Diligence Design

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related supplements on tantalum, tin, tungsten and gold (collectively, the “OECD Guidance”).

The OECD Guidance identifies the five steps highlighted below and we have included a description of the measures we have taken under each step.

1. Strong Company Management Systems

Conflict Minerals Policy

Cryoport has adopted the following conflict minerals policy:

Cryoport, Inc. (“Cryoport” or the “Company”) takes seriously concerns outlined in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) regulating conflict minerals. This legislation requires the Company to report annually to the Securities and Exchange Commission (the “SEC”) on our worldwide use of certain minerals from the conflict region. The conflict region is defined as the Democratic Republic of Congo and adjoining countries.

In August 2012, the SEC issued the final rules for reporting of tin, tungsten, tantalum, and gold used in manufacturing of products. We support industry and regulatory efforts to enable companies to source conflict free minerals and Cryoport and its subsidiaries intend to be compliant with the Dodd-Frank Act provisions pertaining to conflict minerals. Cryoport has initiated a comprehensive process to meet these regulatory obligations, taking steps to increase our supply chain due diligence measures and internal controls for the covered minerals.

Despite the foregoing, Cryoport recognizes that our suppliers may have limited insight into their supply chains which precludes them from fully understanding the origin of the minerals. Due to the size of our supply chain as well as the complexity of the routes by which these conflict minerals are traded, smelted, recycled, and sold (including the common practice of mixing ores and recycled scrap from many different sources), Cryoport and its suppliers face a substantial challenge to obtain full traceability for all minerals to exact origin with a high degree of certainty.

Cryoport is guided by our Corporate Code of Conduct (the “Code”), which forms the foundation of our core commitment to act with integrity and fairness and to engage in daily behaviors that maintain this reputation. The Code applies to every director, officer, and employee, whether they work for Cryoport, Inc., or for one of our subsidiaries in the United States or worldwide. Our employees agree under the Code to uphold the Company’s values, including honesty, respect, responsibility, compassion, fairness and open dialogue. Cryoport is committed to doing business fairly and responsibly and to seeking business partnerships with those who share our commitment to transparent, ethical relationships. We expect these things of our employees, and we expect our suppliers to do the same.

It is a Company priority to maintain and protect the integrity of our supply chain. When we select any business partner, we consider not only the quality of the goods or services they provide, but also that company’s commitment to lawful, fair business practices. When a supplier signs a purchase order under the standard terms of purchase of Cryoport or its subsidiaries, they generally agree that they operate in compliance with all applicable federal, state and local rules, laws, codes and regulations. Further, suppliers who sign our purchase orders are generally obligated to allow us to conduct audits of their performance. Those suppliers who do not comply with laws or operate in a manner inconsistent with our Code may ultimately be terminated as a Cryoport supplier.

Violations of this policy can be reported through our Ethics Hotline which can be accessed by calling 1-855-372-8345 in the U.S., or at any time using the Internet at www.fraudhl.com.

We will disclose our progress in implementing this conflict minerals policy through our website and the required SEC reporting. Our policy is publicly available on our website, as of the date of this report, at: http://ir.cryoport.com/ under the SEC filings tab.

Internal Team

Cryoport has established a management system for conflict minerals. Our management system includes a cross-functional group sponsored by our Vice President, General Counsel and Secretary, as well as an internal team from relevant functions such as legal, accounting, procurement, and operations. This team is responsible for implementing our conflict minerals compliance strategy and is led by our Vice President, General Counsel and Secretary, who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts periodically.

2. Identify and Assess Risks in Supply Chain

We conducted a survey of those suppliers described above using a comprehensive online conflict mineral reporting platform called iPoint and the template developed by members of the Responsible Business Alliance and the Global e-Sustainability Initiative (GeSI), known as the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (“CMRT”) (the “Template”). The iPoint platform was developed in coordination with the automotive and other industries to optimize information gathering and data analysis for conflict minerals reporting. The data collected in iPoint is based on the Template. The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the Template contains questions about the origin of 3TG included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on RMI’s website and on iPoint. The Template is being used by many companies in their due diligence processes related to conflict minerals.

3. Design and Implement Strategy to Respond to Risks

Supplier Engagement

We have enhanced our engagement with our suppliers through the conflict minerals due diligence process and we may broaden the process in the future if more specific product-level diligence is required. Feedback from this engagement has allowed us to understand alternatives available to improve supplier response quality, including possible integration of our general contract administration function with the engagement of new suppliers and with existing suppliers as contracts are renewed. In addition to using the iPoint reporting platform in our process and focusing the scope of our supply chain inquiries, we have contacted certain suppliers personally by email to encourage them to review their supply chain and complete and return the Template. We continue to work to update and upgrade our supplier contact database with the goal of streamlining supplier response and improving the quality of responses in the future.

Reporting Mechanism

As set forth in our Conflict Minerals Policy, we have established a reporting mechanism whereby employees, suppliers or other interested parties can report violations of the Conflict Minerals Policy. Violations can be reported through our Ethics Hotline which can be accessed by calling Violations of this policy can be reported through our Ethics Hotline which can be accessed by calling 1-855-372-8345 in the U.S., or at any time using the Internet at www.fraudhl.com.

Maintain records

Cryoport has established a record maintenance mechanism to ensure the retaining of relevant conflict minerals documentation in a structured electronic database. Documentation is maintained on an internal network and in the iPoint reporting platform.

4. Conduct Independent Audit of Supply Chain Diligence

As we do not typically have a direct relationship with 3TG smelters and refiners, we leveraged industry groups such as RMI, to better understand upstream actors in our supply chain. As discussed further below, we adopted the industry approach and attempted to trace back the origin of 3TG by identifying smelters, refiners or recyclers and scrap supplier sources that were submitted to us by our suppliers using the Template and iPoint. The iPoint platform compares identified facilities to the Responsible Minerals Initiative (“RMI”) Responsible Minerals Assurance Process (“RMAP”), list of smelters and refiners. The RMAP audits smelters and refiners to attempt to ensure that all certified smelters and refiners only use ores that are conflict free from Covered Countries.

5. Report Annually Measures Performed

This Conflict Minerals Report is available on the Company’s website at https://ir.cryoportinc.com/ and is filed with the SEC as an Exhibit to the Company’s Form SD.

Due Diligence Results

Survey Results

We received responses from 100% of our surveyed suppliers (the “Respondents”). We reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the Template. In addition, the iPoint platform screens responses for red flag issues such as mineral origination and smelter certification. The Respondents’ responses provided data at a company, user-defined or product level. Approximately 90% of the Respondents’ responses provided representations that their products do not contain any of the listed minerals. Our Respondents identified 236 smelters or refiners in their supply chains. Approximately 97% of identified smelters or refiners were either RMAP certified conformant or active smelters. The majority of the Respondents use a mix of conformant, active, and other known metal processing smelters or refiners (as defined in the following paragraph). All identified smelters or refiners that may be located in a Covered Country were conformant smelters. Due to our position as a downstream company several tiers removed from smelters or refiners, our direct suppliers often cannot provide information on 3TG sourcing that is specific to our products; therefore, our ability to trace 3TG in our products to the smelter or mine level has limits; conversely, as described further below, the reported presence of a 3TG facility in our suppliers’ supply chain does not necessarily mean that 3TG from that facility was used in our products.

As mentioned above, we received Respondents’ responses that identified active, conformant, or other known metal processing smelters and refiners that may process our necessary conflict minerals. As used in this report when referring to smelters or refiners, (i) “conformant” means the smelters and refiners that have successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment, (ii) “active” means smelters and refiners that have committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the onsite assessment, and (iii) “other known metal processing”” means a smelter or refiner that is not included on the active or conformant list. The RMAP has not provided an opinion as to whether or not the minerals procured from smelters and refiners not listed originate from the Covered Countries. Because of the nature of the responses we received, we were unable to determine with accuracy which smelters or refiners, if any, processed necessary 3TG that were incorporated into our products. We have therefore elected not to present the smelter and refinery names in this report.

A smelter or refiner list of minerals, the location of the smelter or refiner, and whether the smelter or refiner is a RMI conformant, active, or other known metal processing smelter is provided in Table 1. Table 1 is the result of our review of data from several sources, including information reported to us by our suppliers, obtained through supplemental engagement with certain 3TG facilities, and from RMI. Inclusion on this list is not necessarily an indication that any particular facility supplies materials that are ultimately incorporated into Cryoport products. In many cases facility information was provided to us for the entire supply chain of the surveyed supplier and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to any of our products.

Origin

We have determined that seeking information about 3TG smelters and refiners in our supply chain through our use of the RMI materials, the OECD implementation programs, and requesting our suppliers to complete the Template, represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Steps to Be Taken to Mitigate Risk

We intend to take the following steps to improve the quality of information received in response to our due diligence to mitigate the risk that the necessary 3TG in our products could benefit armed groups in the Covered Countries:

•	Update policies and procedures based on emerging SEC guidance.
•	Work toward increasing the supplier response percentage and perform deeper data analysis for program improvement.
•	Further leverage the activities of the OECD and relevant trade associations to identify and improve best practices.

Forward Looking Statements

Statements relating to due diligence improvements are forward-looking in nature and are based on Cryoport management's current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Cryoport’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

TABLE 1

Metal	Country	Status
Gold	INDIA	Active
Tungsten	PHILIPPINES	Active
Gold	UNITED STATES OF AMERICA	Other Known Metal Processor
Tin	BRAZIL	Other Known Metal Processor
Tungsten	CHINA	Other Known Metal Processor
Gold	KOREA, REPUBLIC OF	Other Known Metal Processor
Tin	INDONESIA	Other Known Metal Processor
Tin	INDONESIA	Other Known Metal Processor
Tungsten	JAPAN	Conformant
Gold	UNITED STATES OF AMERICA	Conformant
Gold	GERMANY	Conformant
Gold	JAPAN	Conformant
Gold	UZBEKISTAN	Conformant
Tin	UNITED STATES OF AMERICA	Conformant
Tantalum	BRAZIL	Conformant
Gold	BRAZIL	Conformant
Gold	SWITZERLAND	Conformant
Gold	JAPAN	Conformant
Gold	CANADA	Conformant
Gold	UNITED STATES OF AMERICA	Conformant
Gold	JAPAN	Conformant
Tungsten	VIET NAM	Conformant
Gold	GERMANY	Conformant
Tin	BELGIUM	Conformant
Tin	SPAIN	Conformant
Gold	PHILIPPINES	Conformant
Gold	SWEDEN	Conformant
Gold	GERMANY	Conformant
Gold	CANADA	Conformant
Tin	CHINA	Conformant
Tin	CHINA	Conformant
Gold	ITALY	Conformant
Tungsten	CHINA	Conformant
Tin	CHINA	Conformant
Tungsten	CHINA	Conformant

Gold	JAPAN	Conformant
Gold	BRAZIL	Conformant
Tin	BRAZIL	Conformant
Tin	SPAIN	Conformant
Tungsten	BRAZIL	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tantalum	UNITED STATES OF AMERICA	Conformant
Gold	JAPAN	Conformant
Tin	JAPAN	Conformant
Tin	MYANMAR	Conformant
Gold	KOREA, REPUBLIC OF	Conformant
Gold	JAPAN	Conformant
Gold	JAPAN	Conformant
Gold	JAPAN	Conformant
Gold	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	BRAZIL	Conformant
Tantalum	CHINA	Conformant
Tin	POLAND	Conformant
Tantalum	CHINA	Conformant
Tungsten	CHINA	Conformant
Tungsten	CHINA	Conformant
Tungsten	CHINA	Conformant
Tin	CHINA	Conformant
Gold	TANZANIA, UNITED REPUBLIC OF	Conformant
Tantalum	JAPAN	Conformant
Tantalum	UNITED STATES OF AMERICA	Conformant
Tin	AUSTRALIA	Conformant
Tungsten	UNITED STATES OF AMERICA	Conformant
Gold	COLOMBIA	Conformant
Tin	CHINA	Conformant
Tantalum	CHINA	Conformant
Tungsten	CHINA	Conformant
Tungsten	GERMANY	Conformant
Gold	GERMANY	Conformant
Tantalum	CHINA	Conformant
Gold	GERMANY	Conformant
Gold	CHINA	Conformant
Tin	CHINA	Conformant
Tungsten	CHINA	Conformant
Tungsten	CHINA	Conformant
Gold	SOUTH AFRICA	Conformant

Gold	SOUTH AFRICA	Conformant
Gold	SOUTH AFRICA	Conformant
Gold	CHINA	Conformant
Gold	JAPAN	Conformant
Gold	TURKEY	Conformant
Gold	ITALY	Conformant
Gold	JAPAN	Conformant
Tungsten	JAPAN	Conformant
Tungsten	CHINA	Conformant
Gold	CHINA	Conformant
Tantalum	CHINA	Conformant
Tungsten	CHINA	Conformant
Tin	CHINA	Conformant
Tungsten	CHINA	Conformant
Tantalum	CHINA	Conformant
Tungsten	CHINA	Conformant
Tungsten	CHINA	Conformant
Tantalum	CHINA	Conformant
Tantalum	CHINA	Conformant
Tantalum	CHINA	Conformant
Gold	JAPAN	Conformant
Gold	KAZAKHSTAN	Conformant
Tantalum	MEXICO	Conformant
Tungsten	VIET NAM	Conformant
Tungsten	UNITED STATES OF AMERICA	Conformant
Tungsten	UNITED STATES OF AMERICA	Conformant
Gold	UNITED STATES OF AMERICA	Conformant
Gold	POLAND	Conformant
Gold	JAPAN	Conformant
Gold	KOREA, REPUBLIC OF	Conformant
Tungsten	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	KOREA, REPUBLIC OF	Conformant
Gold	KOREA, REPUBLIC OF	Conformant
Tin	RWANDA	Conformant
Tin	BRAZIL	Conformant
Tin	MALAYSIA	Conformant
Tin	MALAYSIA	Conformant
Tungsten	CHINA	Conformant
Tungsten	VIET NAM	Conformant
Gold	UNITED STATES OF AMERICA	Conformant
Tantalum	UNITED STATES OF AMERICA	Conformant
Gold	JAPAN	Conformant

Gold	SOUTH AFRICA	Conformant
Tin	UNITED STATES OF AMERICA	Conformant
Tantalum	INDIA	Conformant
Gold	CHINA	Conformant
Gold	SINGAPORE	Conformant
Gold	CHINA	Conformant
Gold	SWITZERLAND	Conformant
Gold	UNITED STATES OF AMERICA	Conformant
Gold	MEXICO	Conformant
Tantalum	BRAZIL	Conformant
Tin	BRAZIL	Conformant
Tin	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Tin	PERU	Conformant
Gold	JAPAN	Conformant
Tin	JAPAN	Conformant
Gold	JAPAN	Conformant
Tantalum	JAPAN	Conformant
Gold	SWITZERLAND	Conformant
Gold	INDIA	Conformant
Gold	TURKEY	Conformant
Gold	UZBEKISTAN	Conformant
Tungsten	UNITED STATES OF AMERICA	Conformant
Gold	JAPAN	Conformant
Tantalum	CHINA	Conformant
Tantalum	ESTONIA	Conformant
Tin	THAILAND	Conformant
Tin	PHILIPPINES	Conformant
Gold	JAPAN	Conformant
Tin	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tungsten	PHILIPPINES	Conformant
Tungsten	PHILIPPINES	Conformant
Gold	CHILE	Conformant
Tantalum	RWANDA	Conformant
Gold	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant

Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Tin	INDONESIA	Conformant
Gold	SWITZERLAND	Conformant
Tantalum	UNITED STATES OF AMERICA	Conformant
Gold	SOUTH AFRICA	Conformant
Gold	NETHERLANDS	Conformant
Tantalum	BRAZIL	Conformant
Tin	BRAZIL	Conformant
Tantalum	CHINA	Conformant
Gold	CANADA	Conformant
Tin	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	CZECHIA	Conformant
Gold	SPAIN	Conformant
Gold	CHINA	Conformant
Gold	CHINA	Conformant
Tungsten	CHINA	Conformant
Gold	CHINA	Conformant
Gold	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	JAPAN	Conformant
Gold	KOREA, REPUBLIC OF	Conformant
Tin	BRAZIL	Conformant
Gold	ITALY	Conformant
Tin	JAPAN	Conformant
Tantalum	JAPAN	Conformant
Gold	JAPAN	Conformant
Tantalum	THAILAND	Conformant
Tantalum	GERMANY	Conformant

Tantalum	JAPAN	Conformant
Tantalum	GERMANY	Conformant
Tungsten	GERMANY	Conformant
Tantalum	UNITED STATES OF AMERICA	Conformant
Tin	THAILAND	Conformant
Tin	CHINA	Conformant
Tin	UNITED STATES OF AMERICA	Conformant
Gold	JAPAN	Conformant
Gold	KAZAKHSTAN	Conformant
Tungsten	VIET NAM	Conformant
Tantalum	KAZAKHSTAN	Conformant
Gold	BELGIUM	Conformant
Gold	UNITED STATES OF AMERICA	Conformant
Gold	SWITZERLAND	Conformant
Gold	FRANCE	Conformant
Gold	AUSTRALIA	Conformant
Tin	BRAZIL	Conformant
Gold	GERMANY	Conformant
Tungsten	AUSTRIA	Conformant
Tungsten	CHINA	Conformant
Tungsten	CHINA	Conformant
Tantalum	CHINA	Conformant
Tantalum	CHINA	Conformant
Gold	JAPAN	Conformant
Tantalum	CHINA	Conformant
Gold	JAPAN	Conformant
Tin	CHINA	Conformant
Tin	CHINA	Conformant
Gold	CHINA	Conformant
Gold	CHINA	Conformant